CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Amendment No. 1 to the Annual Report of XFormity Technologies, Inc. (the "Company") on Form 10-K/A-1 for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Christopher Ball, Chief Executive Officer of the Company and Jack Rabin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christopher Ball ___________

Christopher Ball

Chief Executive Officer

October 16, 2012

/s/ Jack Rabin________________

Jack Rabin

Chief Financial Officer

October 16, 2012